Item 26. Exhibit (g) v. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

[_____] AND TERMINATION AGREEMENT

This [_____] AND TERMINATION AGREEMENT (this “Agreement”) is entered into on this [_____] day of [_____] by and among Massachusetts Mutual Life Insurance Company, organized under the laws of the Commonwealth of Massachusetts, and C.M. Life Insurance Company, organized under the laws of the State of Connecticut (each a “Ceding Company”), and Scottish Re (U.S.), Inc., an insurance company organized under the laws of the State of Delaware (the “Reinsurer”). (The Ceding Companies and the Reinsurer are each sometimes referred to herein as a “Party” and collectively as the “Parties”).

WHEREAS, the Ceding Companies and the Reinsurer entered into the [_____] Agreements more fully described in Exhibit 1, with corresponding effective dates (as amended from time to time, the “Reinsurance Agreements”), pursuant to which each Ceding Company ceded to the Reinsurer, and the Reinsurer assumed from such Ceding Company, on a [_____] of the policies listed thereunder (“Covered Policies”);

WHEREAS, the Ceding Companies and the Reinsurer hereby mutually agree for each Ceding Company to [_____] by it under the Reinsurance Agreements in accordance with the terms of this Agreement.

NOW, THEREFORE, the Ceding Companies and the Reinsurer agree as follows:

ARTICLE I

[_____] AND TERMINATION

Section 1.1[_____]. Each Ceding Company and the Reinsurer agree that effective [_____] (the “Effective Date”), each Ceding Company hereby [_____] under the Covered Policies ceded by it to the Reinsurer under each Reinsurance Agreement.

Section 1.2 Termination. The Parties hereby agree that each Reinsurance Agreement will be terminated between the Parties as of the Effective Date in accordance with and subject to the provisions of this Agreement, including the [_____] provisions set forth herein.

ARTICLE II

[_____] CONSIDERATION

Section 2.1 [_____] Consideration.

(a) The Reinsurer hereby agrees [_____] of the Effective Date, an [_____]

[_____]

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[_____].

(b) Notwithstanding the foregoing, (i) each Ceding Company shall provide to the Reinsurer within [_____] the Effective Date, a[_____].

Section 2.2 Ceding Company [_____]with respect to Covered Policies. In consideration of the [_____] pursuant to Section 2.1 and the [_____] provided in Section 2.3, each Ceding Company hereby [_____].

Section 2.3 Reinsurer [_____] with respect to Covered Policies. In consideration of the [_____] pursuant to Section 2.1 and the [_____] provided in Section 2.2, the Reinsurer hereby [_____]

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[_____].

Section 2.4 [_____]. Notwithstanding anything to the contrary set forth in the Reinsurance Agreement, and [_____] pursuant to this Agreement.

Section 2.5 Waiver of Notices. The Parties hereby waive any written notice requirement for [_____] of the Reinsurance Agreement and any and all other notice requirements in connection with the transactions contemplated under this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of Each Party. Each Party represents and warrants to the other Parties that:

(a) the execution of this Agreement is fully authorized by it;

(b) the person or persons executing this Agreement on its behalf have the necessary and appropriate authority to do so;

(c) it has no notice of any pending action, agreements, transactions, or negotiations to which it is a party or is likely to be made a party that would render this Agreement or any part thereof void, voidable, or unenforceable; and

(d) any authorization, consent, or approval of any governmental entity or other party, required to make this Agreement valid and binding has been obtained and is in full force and effect.

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ARTICLE IV

MISCELLANEOUS

Section 4.1 Headings. Headings used herein are not a part of this Agreement and shall not affect the terms hereof.

Section 4.2 Successors and Assigns. This Agreement shall be binding upon and shall inure solely to the benefit of the Parties and their respective successors, assigns, receivers, liquidators, rehabilitators, conservators and supervisors, it not being the intent of the Parties to create any third party beneficiaries, except as specifically provided in this Agreement.

Section 4.3 Execution in Counterpart. This Agreement may be executed by the Parties hereto in any number of counterparts, and by each of the Parties in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or email with PDF attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 4.4 Amendments. This Agreement may not be changed, altered or modified unless the same shall be in writing executed by the Reinsurer and each Ceding Company.

Section 4.5 Governing Law. This Agreement will be construed, performed and enforced in accordance with the laws of the Commonwealth of Massachusetts without giving effect to its principles or rules of conflict of laws thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

Section 4.6 Entire Agreement. This Agreement contains the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersedes all other prior agreements, understandings, statements, representations and warranties, oral or written, express or implied, between the Parties and their respective affiliates, representatives and agents in respect of the subject matter hereof.

Section 4.7 Severability. If any provision of this Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Agreement, including any other provision, paragraph or subparagraph so long as the economic or legal substance of the transaction contemplated hereby is not affected in any material adverse manner to any Party, and (ii) the Parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

Section 4.8 No Waiver; Preservation of Remedies. No consent or waiver, express or implied, by any Party to or of any breach or default by any other Party in the performance by such other Party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of obligations hereunder by such other Party hereunder. Failure on the part of any Party to complain of any act or failure to act of any other Party or to declare any other Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such first Party of any of its rights hereunder. The

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rights and remedies provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have at law or equity.

Section 4.9 Interpretation. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

Section 4.10 Incontestability. In consideration of the mutual covenants and agreements contained herein, each Party hereto does hereby agree that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that it shall not, directly or indirectly, contest the validity or enforceability hereof.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	[_____]
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	[_____]
Peter G Ferris
Vice President & Actuary

SCOTTISH RE (U.S.), INC.

By:	/s/ Gregg Klingenberg	Date:	[_____]

Print name:	Gregg Klingenberg

Title:	EVP, General Counsel

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[Signature Page to [_____] and Termination Agreement]

EXHIBIT 1

Reinsurance Agreements

Effective Date of Agreement	Description	TAI Code	Treaty ID
1/19/2005	VUL II/[_____]	[_____]	[_____]
4/1/2005	GVUL	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]